UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2014

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State of Incorporation)

000-53127	75-3254381
(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., Third Floor, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 992-3126

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2014, Lion Biotechnologies (“we,” “us,” “our” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC, as representatives of the underwriters, relating to our offering of 5,217,392 shares of common stock for total gross proceeds of $30.0 million. The offering price is $5.75 per share of common stock. In addition, the Underwriting Agreement provides the underwriters a 30-day option to purchase up to an additional 782,608 shares of common stock from the Company.

The offering closed on December 22, 2014. The net proceeds to us from the offering are $32.2 million, which includes the underwriters full exercise of their option to purchase additional shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The offering was made pursuant to our existing shelf registration statement on Form S-3 (File No. 333-200418), which was filed with the Securities and Exchange Commission on November 20, 2014 and declared effective on December 10, 2014, and a prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the Company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

Pursuant to the Underwriting Agreement, the Company, our directors and officers and certain of our stockholders have agreed not to sell or otherwise dispose of any common stock held by them for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Jefferies LLC, subject to certain exceptions.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of TroyGould PC relating to the legality of the offered common stock is attached as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On December 17, we issued a press release announcing the pricing of the offering, and on December 22, 2014, we issued a press release announcing the closing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: December 22, 2014	By:	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 17, 2014, between Lion Biotechnologies, Inc. and Jefferies LLC and Cowen and Company, LLC, as representatives of the underwriters

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (contained in Exhibit 5.1 above)

99.1	Press release of Lion Biotechnologies, Inc. issued December 17, 2014

99.2	Press release of Lion Biotechnologies, Inc. issued December 22, 2014